EXHIBIT 21

SUBSIDIARIES OF U.S. BANCORP
(JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)

U.S. Bank National Association (a nationally chartered banking association)

U.S. Bank Trust National Association (a nationally chartered banking association)

U.S. Bank National Association ND (a nationally chartered banking association)

U.S. Bank Trust Company, National Association (a nationally chartered banking association)

U.S. Bank Trust National Association SD (a nationally chartered banking association)

Elan Life Insurance Company (Arizona)

Miami Valley Insurance Company (Arizona)

Midwest Indemnity Inc. (Vermont)

Mississippi Valley Life Insurance Company (Arizona)

U.S. Bancorp Insurance Company, Inc. (Vermont)

U.S. Bancorp Insurance Services, Inc. (Delaware)

U.S. Bancorp Insurance Services, LLC (Wisconsin)

U.S. Bancorp Insurance Services of Montana, Inc. (Montana)

U.S. Bancorp Investments, Inc. (Minnesota)

U.S. Bancorp Piper Jaffray Inc. (Delaware)

PJI Arizona, Inc. (Arizona)

PJH Idaho, Inc. (Idaho)

PJH Montana, Inc. (Montana)

PJH South Dakota, Inc. (South Dakota)

PJH Utah, Inc. (Utah)

PJH Wyoming, Inc. (Wyoming)

USBPJI Oklahoma, Inc. (Oklahoma)